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                                                                EXHIBIT 8.1

                                               (214) 740-8692

                                October 4, 1996

Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240

Gentlemen:

     We have acted as counsel to Atmos Energy Corporation ("Atmos") in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated July 19, 1996, as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated October 3, 1996 (the "Reorganization Agreement"), and the filing of a registration statement on Form S-4 with the Securities and Exchange Commission. Such registration statement (the "Registration Statement") includes a Joint Proxy Statement of Atmos Energy Corporation and United Cities Gas Company and a Prospectus of Atmos Energy Corporation ("Joint Proxy Statement/Prospectus").

     In rendering this opinion we have examined such documents as we have deemed relevant or necessary, including the Registration Statement and the Joint Proxy Statement/Prospectus, and our conclusions are based upon the facts contained in the Registration Statement and the Joint Proxy Statement/Prospectus and upon representations to be received at the time the merger of United Cities with and into Atmos becomes effective. The initial and continuing accuracy of these facts and representations constitutes an integral basis for the opinion expressed herein.

     In our opinion, the discussion contained in the Joint Proxy Statement/Prospectus filed as part of the Registration Statement in the subsections entitled "SUMMARY - Certain Federal Income Tax Consequences" and "THE REORGANIZATION AGREEMENT AND THE MERGER - Federal Income Tax Consequences" is a fair and accurate summary of the matters contained therein, and to the extent that they constitute matters of law or legal conclusions, they are correct in all material respects.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required
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Atmos Energy Corporation
October 4, 1996
Page 2



under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       LOCKE PURNELL RAIN HARRELL
                                       (A Professional Corporation)



                                       By:  /s/ Christopher F. Allison, Jr.
                                            ----------------------------------
                                            Christopher F. Allison, Jr.